UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

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[X] Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)

[ ] Definitive Proxy Statement

[ ] Definitive Additional Materials

[ ] Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

NATUREWELL, INCORPORATED

(Name of Registrant as Specified In Its Charter)

(Name of Person (s) Filing Proxy Statement,

if other than the Registrant)

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 NATUREWELL, INCORPORATED

801 Brickell Avenue, Suite 900

Miami, Florida 33131

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY AND YOU

ARE REQUESTED NOT TO SEND US A PROXY

NOTICE OF ACTION TAKEN WITHOUT A STOCKHOLDER MEETING

April 2, 2013

To the Stockholders of NatureWell, Incorporated:

This Information Statement is furnished to holders of Common Shares, $0.00001 par value (the “Common Stock”) of NatureWell, Incorporated (“NatureWell,” “we,” “us” or the “Company”) in connection with the proposed Amendment to our Certificate of Incorporation to effectuate (i) a name change of the Company to “Brazil Interactive Media, Inc.”, or such other name as the board of directors deem fit (“Name Change”); and (ii) a reverse stock split of our common stock at a ratio of 8,484 to one (“Reverse Split”). We are sending you this Information Statement to inform you that a majority of the shareholders of our Common Stock entitled to vote and our board of directors have approved these actions. This Information Statement was prepared by our management.

On March 13, 2013, the corporation’s board of directors unanimously declared the advisability of, and recommended that the stockholders adopt, the Reverse Split and the Name Change and directed that the approval of the Company’s stockholders be sought. As of March 13, 2013, the holders of a majority of the voting rights represented by the Company’s outstanding shares of stock entitled to vote thereon executed a written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”) approving and adopting the Reverse Split and Name Change. This notice is being sent to you pursuant to the requirements of Section 228 of the DGCL.

Enclosed with this letter is a copy of the Information Statement filed with the Securities and Exchange Commission pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder. No action is required by you. The Information Statement describes in greater detail the Reverse Split and the Name Change. Please review the Information Statement thoroughly.

By order of the Board of Directors

/s/ Themistocles Psomiadis

Themistocles Psomiadis

Chief Executive Officer

NATUREWELL, INCORPORATED

801 Brickell Avenue, Suite 900

Miami, Florida 33131

INFORMATION STATEMENT REGARDING

ACTION TO BE TAKEN BY WRITTEN CONSENT OF

MAJORITY SHAREHOLDERS

IN LIEU OF A SPECIAL MEETING

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE

SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C THEREUNDER

WE ARE NOT ASKING YOU FOR A PROXY,

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

General

This Information Statement is being mailed, commencing on or about April 2, 2013, to all stockholders of record of NatureWell, Incorporated, a Delaware corporation (the “Company”), as of the close of business on April 2, 2013 (the “Record Date”), in connection with the adoption of a Certificate of Amendment (the “Amendment”) to the Company’s Restated Certificate of Incorporation, as amended. A copy of the Amendment is attached to this document as Exhibit A.

On March 13, 2013 (the “Closing Date”), NatureWell, Incorporated, a Delaware corporation, entered into an Agreement and Plan of Merger Agreement (the “Merger Agreement”) with Brazil Interactive Media, Inc., a Delaware corporation, and the Company’s wholly-owned subsidiary, BIMI Acquisition Corp., a Delaware corporation incorporated by the Company on February 20, 2013 specifically for the purpose of consummating the Merger Agreement (the “Merger Sub”), pursuant to which the Company acquired all of the issued and outstanding shares of Brazil Interactive Media (the “Brazil Interactive Media Shares”). Prior to entering into the Merger Agreement, there was no relationship between the Company or its affiliates and Brazil Interactive Media, other than in respect of the Merger Agreement and the transactions contemplated thereby.

On the Closing Date, the Company entered into the Merger Agreement with the Company’s Merger Sub and Brazil Interactive Media. In accordance with the Merger Agreement, the shareholders of Brazil Interactive Media (the “Brazil Interactive Media Shareholders”) were issued an aggregate of 3,740,000 shares of Series G Convertible Preferred Stock of the Company (the “Series G Convertible Preferred Stock”) in exchange for all of the issued and outstanding Brazil Interactive Media Shares, or approximately 4 shares of the Company’s Series G Convertible Preferred Stock for every Brazil Interactive Media share held by the Brazil Interactive Media Shareholders (the “Share Exchange”).

The Merger Agreement provided that after the Closing Date, the Company will effectuate a name change and a reverse split at a ratio of 8,484 to one, and subsequently convert all issued and outstanding Series G Convertible Preferred Stock to Company common stock at a ratio of one to ten. Pursuant to the conversion ratios in the Merger Agreement, after the reverse merger and conversion of Series G Convertible Preferred Stock to common stock, the former Brazil Interactive Media Shareholders will hold approximately 93.5% of the issued and outstanding Common Stock of the Company and the remaining 6.5% will be owned by the Company's pre-merger shareholders.

As part of the Merger Agreement, on March 13, 2013, the board of directors of the Company unanimously declared the advisability of, and recommended that the stockholders adopt the Name Change and the Reverse Split at a ratio of 8,484-to-1 of the issued shares of the Company’s Common Stock as described in the Amendment. As of March 13, 2013, the Name Change and Reverse Split, embodied in the Amendment, was adopted by the written consent of holders of a majority of the voting rights represented by the Company’s Series C Convertible Preferred Stock (“Class C Stock”) entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). The board of directors decided to obtain the written consent of the holders of a majority of the voting rights represented by the Company’s outstanding shares of stock entitled to vote upon the Amendment in order to eliminate the costs and management time required to hold a special meeting of stockholders and to implement the reverse stock split in a timely manner.

The Name Change and Reverse Split will be effected through the Amendment, which will be filed with the Delaware Secretary of State as soon as possible under applicable statutes (the “Effective Date”). Pursuant to the regulations promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Amendment may not be effected until at least 20 calendar days after this Information Statement is sent or given to the stockholders of the Company. Accordingly, all necessary corporate approvals in connection with the matters referred to herein have been obtained, and this Information Statement is furnished solely for the purposes of (1) informing stockholders, in the manner required under Section 228 of the DGCL, of this transaction, and (2) informing stockholders, in the manner required under the Exchange Act, of this transaction before it takes effect. The Company is not seeking written consent from any of its other Common Stock stockholders.

As of the Record Date, the Company had 2,448,665,750 shares of Common Stock issued and outstanding, consisting of 2,429,665,750 shares of Regular Common Stock, with each such share of Regular Common Stock entitled to one vote with respect to the approval of the Amendment, and an additional 19,000,000 shares of Series A Common Stock issued and outstanding, with each such share of Series A Common Stock entitled to cast ten (10) votes with respect to the approval of the Amendment.

Also as of the Record Date, the Company had 75 shares of Series C Convertible Preferred Stock issued and outstanding, with each such share of Series C Convertible Preferred having voting power equal to 0.7% of all outstanding securities that are eligible to vote at the time of such shareholder action (0.7% X 75 shares = 52.5% of total vote) with respect to the approval of the Amendment, and an additional 3,115 shares of Series E Convertible Preferred Stock, with each such share of Series E Convertible Preferred entitled to cast 1,333 votes with respect to the approval of the Amendment, with the aggregate voting power of the Series E Convertible Preferred limited to 4.99% of the total Common Shares eligible to vote.

The Common Stock and the Preferred Stock constitute the Company’s only outstanding securities eligible to vote on the approval and adoption of the reverse stock split. The holder of the 75 shares of the issued and outstanding Series C Convertible Preferred Stock, with each such share of Series C Convertible Preferred having voting power equal to 0.7% of all outstanding securities that are eligible to vote at the time of such shareholder action, representing approximately 52.5% of the votes entitled to be cast with regard to the Amendment, approved the Amendment by written consent.

The Company will bear all of the costs associated with the preparation and dissemination of this Information Statement and the accompanying materials. No additional consideration has been or will be paid to any officer, director or employee of the Company in connection with the reverse stock split or the preparation and dissemination of this Information Statement and the accompanying materials.

NAME CHANGE

Pursuant to the Merger Agreement, the Company and its board of directors deem it advisable and in the best interests of the Company to change its name to “Brazil Interactive Media, Inc.” which more accurately reflects the Company’s current operations. Accordingly, on March 13, 2013, the board of directors of the Company unanimously declared the advisability of, and recommended that the stockholders adopt the Name Change as described in the Amendment. As of March 13, 2013, the Name Change, embodied in the Amendment, was adopted by the written consent of holders of a majority of the voting rights represented by the Company’s Series C Convertible Preferred Stock (“Class C Stock”) entitled to vote thereon in accordance with Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). The board of directors decided to obtain the written consent of the holders of a majority of the voting rights represented by the Company’s outstanding shares of stock entitled to vote upon the Amendment in order to eliminate the costs and management time required to hold a special meeting of stockholders and to implement the reverse stock split in a timely manner.

THE REVERSE STOCK SPLIT

The Company, as authorized by the necessary actions of its board of directors and stockholders, has approved the adoption of a reverse stock split at a split ratio of 8,484-to-1, whereby record owners of the Company’s Common Stock as of the close of business on the Effective Date, shall, after the Effective Date, own one share of Common Stock for every 8,484 shares held as of the close of business on the Effective Date (the “Reverse Split”). The Reverse Split will become effective as of the close of business on the Effective Date.

The capital accounts of the Company shall remain unaffected by the Reverse Split and, consequently, upon such Reverse Split, the stated value of the Common Stock will remain the same as before the Reverse Split. The par value of the Common Stock will remain $0.00001 per share. The Common Stock issued pursuant to the Reverse Split will be fully paid and non-assessable.

Stockholders have no right under the DGCL or the Company’s Restated Certificate of Incorporation, as amended, or the Company’s Bylaws to exercise dissenters’ rights of appraisal with respect to the Reverse Stock Split.

EXCHANGE OF STOCK CERTIFICATES

We have appointed our stock transfer agent, Pacific Stock Transfer, to act as exchange agent for holders of common stock in connection with the Reverse Split. You may contact the exchange agent at 702-361-3033.  The principal effect of the Reverse Split will be to decrease the number of outstanding shares of our Common Stock from approximately 2,448,665,750 shares to approximately 2,600,000 shares, based on the number of shares outstanding on April 2, 2013. As of April 2, 2013, we had approximately 491 holders of record of our Common Stock (although we had significantly more beneficial holders). We do not expect that the Reverse Split will result in a substantial reduction in the number of record holders.

The total number of shares of Common Stock each stockholder holds will be reclassified automatically into the number of shares equal to the number of shares each stockholder held immediately before the Reverse Split divided by a ratio of 8,484. As of the close of business on the Effective Date, each certificate representing shares of Common Stock outstanding immediately prior to the Reverse Split (“Old Common Stock”) will be deemed, automatically and without any action on the part of individual stockholders, to represent one-8,484th the number of shares of Common Stock on its face after the Reverse Split, with any fractional shares rounded up to the nearest whole share (“New Common Stock”), as set forth in the Amendment. The Company’s transfer agent, Pacific Stock Transfer, will act as exchange agent (the “Exchange Agent”) for the purpose of implementing the exchange of certificates. Each stockholder will be able (but not required) to obtain a New Common Stock certificate evidencing its post-reverse-split shares only by sending the Exchange Agent its Old Common Stock certificate(s), together with the properly executed and completed Letter of Transmittal, transaction fee, and such evidence of ownership of the shares as we may require. Stockholders will not receive certificates for New Common Stock unless and until their Old Common Stock certificates are surrendered and the transaction fee paid.

The enclosed Letter of Transmittal contains specific instructions relating to the exchange of certificates and must be completed and returned together with the Old Common Stock certificates in order for a New Common Stock certificate to be issued. Upon surrender of an Old Common Stock certificate accompanied by a properly completed and executed Letter of Transmittal, a new certificate representing the New Common Stock will be issued and forwarded to the stockholder after the Effective Date. Stockholders whose shares are held in brokerage accounts or in a street name need not submit Old Common Stock certificates for exchange as those shares will automatically reflect the new share amount based on the Reverse Stock Split. The Exchange Agent will not send a separate Letter of Transmittal to the recipients of this information statement, as determined by the Company’s records. The Exchange Agent will, after the Effective Date, send a Letter of Transmittal to any other record holders of the Company’s issued and outstanding Common Stock as of the close of business on the Effective Date. Any stockholder whose Old Common Stock certificate has been lost, destroyed or stolen will be entitled to issuance of a New Common Stock certificate upon compliance with such requirements as the Company and the Exchange Agent customarily apply in connection with lost, stolen or destroyed certificates.

PURPOSES OF THE REVERSE SPLIT

The board of directors of the Company have deemed the Reverse Split to be desirable for several reasons. Recently, the board of directors approved a resolution to enter into a business combination with Brazil Interactive Media, Inc. (“BIMI”), by which the Company will be acquired by the majority shareholders of BIMI. The Reverse Stock Split is necessary to meet the transactional requirements of the reorganization regarding the pre-merger capitalization structure of the Company.

The strategic plan for the merger of the companies is to have BIMI become a public company by acquiring the Company. The mechanics of the transaction call for the merger of Merger Sub into BIMI pursuant to Delaware Law. BIMI will be the surviving company, the Merger Sub will disappear, and BIMI will become a wholly owned subsidiary of the Company, whose name will be changed to a variant of Brazil Interactive Media, Inc. Pursuant to the conversion ratios in the agreement, the former BIMI shareholders will own 93.5% of the surviving company's outstanding equity and the remaining 6.5% will be owned by the Company's pre-merger shareholders. The closing of the transaction was made conditional upon certain capital structure adjustments to be made by the Company, including the implementation of the Reverse Stock Split.

In addition and related to the business combination with BIMI and the Company’s new business direction going forward, the Reverse Stock Split should enhance the acceptability of the Common Stock by institutional investors, the financial community and the investing public. The Board believes that the proposed Reverse Stock Split may result in a broader market for the Common Stock than that which currently exists. The expected increased price level may encourage interest and trading in the Common Stock and possibly promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the reduced number of shares of Common Stock outstanding after the Reverse Stock Split.

The Company’s Common Stock is currently deemed to be penny stock. As such, the Common Stock is subject to rules that impose additional sales practices on broker-dealers who sell such securities. These additional practices include, among others, (1) a requirement that broker-dealers make a special suitability determination for a potential purchaser and receive the purchaser’s written consent to the transaction prior to a sale of the Common Stock, (2) the preparation of a disclosure schedule before any transaction involving a penny stock, which includes disclosure about (i) sales commissions payable to the broker-dealer and the registered representative and (ii) current quotations for the securities, and (3) monthly statements disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Because of these, and other additional obligations, some brokers may not effect transactions in penny stocks. This could have an adverse effect on the liquidity of the Common Stock. The board of directors also believes that the Company’s current depressed trading price has resulted in larger than normal percentage changes in the Common Stock’s trading price. The board of directors anticipates less volatility in the trading price if the trading price of the Common Stock increases following the effectiveness of the Reverse Stock Split.

Additionally, a variety of brokerage house policies and practices tend to discourage individual brokers within those firms from dealing with lower priced stocks. Some of those policies and practices pertain to the payment of broker’s commissions and to time consuming procedures that function to make the handling of lower priced stocks economically unattractive to brokers. In addition, the structure of trading commissions also tends to have an adverse impact upon holders of lower priced stock because the brokerage commission on a sale of lower priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher priced issue. The proposed Reverse Stock Split could result in a price level for the Common Stock that will reduce, to some extent, the effect of the above-referenced policies and practices of brokerage firms and diminish the adverse impact of trading commissions on the market for the Common Stock. Any reduction in brokerage commissions resulting from the Reverse Stock Split may be offset, however, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling “odd lots” (fewer than 100 shares) created by such Reverse Stock Split.

There can be no assurance that any or all of these effects will occur; including, without limitation, that the market price per share of New Common Stock after the Reverse Stock Split will be equal to the applicable multiple of the market price per share of Old Common Stock before the Reverse Stock Split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Stockholders should note that the Board cannot predict what effect the Reverse Stock Split will have on the market for, or market price of, the Common Stock.

PRINCIPAL EFFECTS OF THE REVERSE STOCK SPLIT

The Reverse Stock Split will decrease the outstanding shares of Common Stock to approximately 9% of the previous number (this value is approximate). The Reverse Stock Split will not affect any stockholder’s proportionate equity interest in the Company, except for negligible amounts resulting from the rounding up of fractional shares to the nearest whole share to avoid the issuance of fractional shares.

The par value of the Common Stock will remain at $0.00001 per share following the Reverse Stock Split, and the number of shares of the Common Stock outstanding will be reduced. As a consequence, the aggregate par value of the outstanding Common Stock will be reduced, while the aggregate capital in excess of par value attributable to the outstanding Common Stock for statutory and accounting purposes will be correspondingly increased. The Reverse Stock Split will not affect the Company’s total stockholder equity. All share and per share information would be retroactively adjusted following the Effective Date to reflect the Reverse Stock Split for all periods presented in future filings.

After the Reverse Stock Split, the Company’s authorized but unissued Common Stock will be approximately 2,600,000 shares of Common Stock, which will be available for future issuance by the board of directors without further action by the stockholders, subject to applicable law.

The Reverse Stock Split will not affect the number of shares of Preferred Stock outstanding, nor the number of authorized shares of Preferred Stock generally; however the conversion rights of the Preferred Stock into Common Stock will be automatically and proportionately adjusted in relation to the Reverse Stock Split.

As of the Record Date, there were outstanding 3,190 shares of Preferred Stock convertible into 6,027,2952 shares of Common Stock. However, in connection with Merger Agreement, the holders of the Company’s outstanding Preferred Stock, consisting of 75 shares of Series C Convertible Preferred Stock and 3,115 shares of Series E Convertible Preferred Stock, have agreed to convert such shares of Preferred Stock into Common Stock prior to the effective date of the Merger. In addition, pursuant to the Merger Agreement, 3,970,746 shares of Series G Convertible Preferred Stock were issued.

Stockholders should note that certain disadvantages may result from the Reverse Stock Split. In connection with the Merger Agreement, the Company agreed to amend the Company’s articles of incorporation to reduce the authorized shares of the Company’s Common Stock to one hundred million from the current authorized Common Stock of five billion. Therefore, the number of outstanding shares of Common Stock will be decreased as a result of a Reverse Stock Split, and the number of authorized shares of Common Stock will also be decreased, to 100,000,000. The Company will continue to have the authority to issue a large number of shares of Common Stock following the Reverse Stock Split without the need to obtain stockholder approval to authorize additional shares.

The Reverse Stock Split will increase the number of stockholders who own odd-lots of fewer than 100 shares of Common Stock. Stockholders who hold odd-lots may experience increased costs of selling their shares and may have greater difficulty in making sales.

The decrease in the number of issued and outstanding shares of Common Stock, despite the decrease in total authorized shares of Common Stock available for issuance, as described above, could have an anti-takeover effect. Issuance of additional shares of Common Stock in the future could dilute the voting power of a person seeking control of the Company, thereby making it more difficult for a takeover attempt opposed by the Company to succeed, and thus limiting the opportunity for the stockholders to realize a higher price for their shares than that generally available in the public markets. The board of directors is unaware of any attempt, whether potential or actual, to takeover the Company, and the Amendment is not intended as any type of anti-takeover measure.

The following table represents the shares of the Company immediately prior to and after the Reverse Stock Split, also considering the reduction in authorized shares pursuant to the Merger Agreement:

TYPE	PRIOR TO	AFTER
Authorized Common Stock	5,000,000,000	100,000,000
Authorized Preferred Stock	15,000,000	5,000,000

Outstanding Common Stock	2,448,665,750	2,600,000 (1)
Outstanding Preferred Stock	3,970,821	3,970,821 (2)
Common Stock Available for Future Issuance	2,551,334,250	37,400,000
Preferred Stock Available for Future Issuance	14,996,810	1,029,179

-1	This number is approximate, with the actual number of outstanding shares of Common Stock after the Reverse Stock Split dependent on the number of shares that are rounded up to the nearest whole share, to avoid the issuance of fractional shares.
-2	The Reverse Stock Split will not result in a change on the number of outstanding shares of the Preferred Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the number of shares of our Common Stock beneficially owned, as of March 13, 2013 (following the Merger Agreement), presented on a post-transaction basis (assuming conversion of the Series G Convertible Preferred Stock according to the terms of the Merger Agreement) by (i) each stockholder who we know to own beneficially 5% or more of our outstanding common stock; (ii) all directors; (iii) all nominees for director; (iv) our executive officers; and (v) all executive officers and directors as a group. Except as otherwise indicated, we believe, based on information furnished by such persons, that each person listed below has sole voting and investment power over the shares of common stock shown as beneficially owned, subject to community property laws, where applicable. Beneficial ownership is determined under the rules of the SEC and includes any shares which the person has the right to acquire within 60 days after March 13, 2013 through the exercise of any stock option, warrant or other right.

Name of Beneficial Owners	Title/Status	Amount and Nature of Beneficial Ownership	Percentage of Class(1)(2)
Themistocles Psomiadis (3)	Chief Executive Officer	287,000 Series G Convertible Preferred (4)	8%
Andrea Villas Boas (5)	82% Owner, Significant Employee	3,280,000 Series G Convertible Preferred (6)	82%
Alan T. Hawkins (7)	Secretary	127,000 Series G Convertible Preferred (8)	2%
Michael Novielli (9)	Director	200,000 Series G Convertible Preferred	5%

Douglas H. Leighton (9)	Director	200,000 Series G Convertible Preferred	5%
Officers and Directors as a group (10)		520,000 Series G Convertible Preferred	15%

(1) Based on 2,454,693,045 shares common stock outstanding and 3,970,746 shares of Series G outstanding after the closing of the Merger Agreement.

(2) Figures presented on a post-reverse split, post Series G Convertible Preferred Stock conversion basis, showing anticipated post-transaction ownership, according to the terms of the Merger Agreement, to be 40,000,000 shares of common stock issued and outstanding and no preferred shares issued and outstanding.

(3) Shares held in the name of Themistocles Psomiadis, Themistocles Psomiadis Pension Trust, and Brazilian Investment Group, LLC. Themistocles Psomiadis has sole voting and dispositive power over the securities in his name and the name of Themistocles Psomiadis Pension Trust, and shared voting and dispositive power over the securities in the name of Brazilian Investment Group, LLC.

(4) Consisting of 240,000 shares of Series G Convertible Preferred Stock pursuant to the Merger Agreement discussed under Item 2.01, convertible to 2,400,000 shares of common stock.

(5) Shares held in the name of Brazil Interactive Holdings, LLC. Andrea Villas Boas has voting and dispositive power over the securities.

(6) Consisting of 3,280,000 shares of Series G Convertible Preferred Stock pursuant to the Merger Agreement discussed under Item 2.01, convertible to 32,800,000 shares of common stock.

(7) Shares held in the name of Alan T. Hawkins and Brazilian Investment Group, LLC. Alan Hawkins has sole voting and dispositive power over the securities in his name and shared voting and dispositive power over the securities in the name of Brazilian Investment Group, LLC.

(8) Consisting of 80,000 shares of Series G Convertible Preferred Stock pursuant to the Merger Agreement discussed under Item 2.01, convertible to 800,000 shares of common stock.

(9) Shares held in the name Dutchess Opportunity Fund II, LP, of which Douglas H. Leighton and Michael Novielli are each managing directors, and each have voting and dispositive power over the securities.

(10) The Series G Convertible Preferred Stock held by the officers and directors as a group is convertible into 5,200,000 shares of Common Stock.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT

The Company will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. The Company, however, believes that because the Reverse Stock Split is not part of a plan to increase any stockholder’s proportionate interest in the assets or earnings and profits of the Company, the Reverse Stock Split will have, among others, the following material federal income tax effects:

1.    A stockholder will not recognize gain or loss on the exchange of Old Common Stock for New Common Stock. In the aggregate, the stockholder’s basis in shares of New Common Stock (including any fractional share deemed received) will equal his or her basis in shares of Old Common Stock.

2.    A stockholder’s holding period for tax purposes for shares of New Common Stock will be the same as the holding period for tax purposes of the shares of Old Common Stock exchanged therefor.

3.    The Reverse Stock Split will constitute a reorganization within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended, or will otherwise qualify for general non-recognition treatment, and the Company will not recognize any gain or loss as a result of the Reverse Stock Split.

The above summary does not discuss any state, local, foreign or other tax consequences. The summary is for general information only and does not discuss consequences which may apply to special classes of taxpayers. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder.

ACCORDINGLY, STOCKHOLDERS ARE URGED TO CONSULT WITH THEIR TAX ADVISERS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE REVERSE STOCK SPLIT, INCLUDING THE FEDERAL, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES AND OF POTENTIAL CHANGES IN APPLICABLE TAX LAWS.

ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. This Information Statement should be read in conjunction with certain reports that we previously filed with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC for financial and other information about us.

You may read and copy any reports, statements or other information we file at the SEC’s public reference rooms at 100 F Street, N.E. in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the internet website maintained by the SEC at: http://www.sec.gov.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

By order of the Board of Directors

/s/ Themistocles Psomiadis

Themistocles Psomiadis

Chief Executive Officer

EXHIBIT A

CERTIFICATE OF AMENDMENT OF THE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

NATUREWELL, INCORPORATED

The undersigned, Themistocles Psomiadis, hereby certifies that:

1.	He is the duly appointed Chief Executive Officer and Chairman of the Board of NatureWell, Incorporated, a Delaware corporation (the “Corporation”).

2.	The original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on September 24, 2001 under the name “NatureWell, Incorporated”, and a restated Certificate of Incorporation was filed the Secretary of State of the State of Delaware on April 20, 2006.

3.	Pursuant to Section 242 of the General Corporation Law of the State of Delaware, this Certificate of Amendment (the “Certificate of Amendment”) to the Certificate of Incorporation, as amended and restated (the “Restated Certificate”), further amends and restates the provisions of the Restated Certificate.

4.	The terms and provisions of this Certificate of Amendment to the Restated Certificate have been duly approved by written consent of the required number of shares of outstanding stock of the Corporation pursuant to Subsection 228(a) of the General Corporation Law of the State of Delaware.

5.	Article First is deleted in its entirety and substituted by the following:

“The name of the Corporation is Brazil Interactive Media, Inc.”

6.	Article Fourth is deleted in its entirety and substituted by the following:

“At the initial date and time of the effectiveness of this Certificate of Amendment (the “Reverse Split Effective Time”), the following recapitalization (the “Reverse Stock Split”) shall occur: each 8,484 shares of Common Stock of the Corporation issued and outstanding immediately prior to the Reverse Split Effective Time shall be exchanged and combined into one share of Common Stock.

The Reverse Stock Split will be effected on a certificate-by-certificate basis, and any fractional shares resulting from such combination shall be rounded up to the nearest whole share on a certificate-by-certificate basis. The Reverse Stock Split shall occur automatically without any further action by the holders of the shares of Common Stock (as defined below) affected thereby. All rights, preferences and privileges of the Common Stock have been adjusted to reflect the Reverse Stock Split (that is, all numeric references and other provisions included in this Certificate of Amendment have already given effect to, and no further adjustment shall be made on account of, the Reverse Stock Split).

The following is a statement of the designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation, after giving effect to the Stock Split and the Reverse Stock Split.

The Corporation shall be authorized to issue two classes of stock consisting of 100,000,000 shares of Common Stock, par value $0.00001 per share, and 5,000,000 shares of Preferred Stock, par value $0.01 per share.

The number of authorized shares of stock of any class of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote irrespective of Section 242(b)(2) of the General Corporation Law of the State of Delaware. The Preferred shares shall be issued from time to time in one or more series, with such distinctive serial designations as shall be stated and expressed in the resolution or resolutions providing for the issue of such shares as adopted by the Board of Directors; the Board of Directors is expressly authorized to fix the annual rate or rates of dividends for the particular series, the dividend payment dates for the particular series and the date from which dividends on all shares of such series issued prior to the record date for the first dividend payment date shall be cumulative, the redemption price or prices for the particular series, the voting powers for the particular series, the rights, if any, of holders of the shares of the particular series to convert the same into shares of any other series or class or other securities of the corporation, with any provisions for subsequent adjustment of such conversion rights, the rights, if any, of the particular series to participate in distributions or payments upon liquidation, dissolution or winding up of the corporation, and to classify or reclassify any unissued preferred shares by fixing or altering from time to time any of the foregoing rights, privileges and qualifications.

All the Preferred shares of any one series shall be identical with each other in all respects, except that shares of any one series issued at different times may differ as to the dates from which dividends thereon shall be cumulative; and all preferred shares shall be of equal rank, regardless of series, and shall be identical in all respects except as to the particulars fixed by the Board as hereinabove provided or as fixed herein.”

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IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of the Corporation’s Restated Certificate of Incorporation on April 21, 2013.

__________________________

Themistocles Psomiadis

Chief Executive Officer

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